UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 24, 2007
Date of report (Date of earliest event reported)

SL Green Realty Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	1-13199	13-3956775
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue
New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

(212) 594-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

1.  Supplemental Indenture

On January 25, 2007, SL Green Realty Corp. (the “Company”) entered into a supplemental indenture (“Supplemental Indenture”) to the Indenture, dated as of March 26, 1999 (the “Indenture”), by and among Reckson Operating Partnership, L.P., as issuer (the “Reckson OP”), Reckson Associates Realty Corp., as guarantor (“Reckson”), and The Bank of New York, as trustee.  The Supplemental Indenture governs the terms of Reckson OP’s 4.00% Exchangeable Senior Debentures due 2025 (the “Debentures”), 5.875% Notes due 2014, 5.15% Notes due 2011, 6.00% Notes due 2007, 7.75% Notes due 2009 and 6.00% Notes due 2016.  Pursuant to the terms of the Debentures, the Company agreed to provide for the full and unconditional guarantee of all obligations under the Debentures and the Indenture with respect to the Debentures and Reckson OP elected to change the exchange obligation of Reckson OP with respect to the Debentures into an obligation to deliver, upon exchange of the Debentures, cash, shares of common stock of the Company or a combination thereof, at the election of Reckson OP.  The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the text of the Supplemental Indenture, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

2.  Term Loans

On January 24, 2007, SL Green Operating Partnership, L.P. (“SLG OP”) entered into a credit agreement with Wachovia Bank, National Association (“Wachovia Bank”), as agent for itself and other lenders in connection with a senior unsecured term loan facility in an amount of $500,000,000 (the “Wachovia Term Loan”), which matures on January 22, 2010.  The Wachovia Term Loan bears interest at a floating rate of interest based on LIBOR.  The Wachovia Term Loan is guaranteed by the Company and by certain subsidiaries, including Reckson OP and certain of its subsidiaries.  The guarantee by Reckson OP and certain of its subsidiaries is limited by the provisions thereof to comply with certain covenants in the Indenture.  The Wachovia Term Loan provides for various customary events of default, which could result in an acceleration of all amounts payable thereunder.  The foregoing description of the Wachovia Term Loan is qualified in its entirety by reference to the text of the Wachovia Term Loan, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

On January 24, 2007, SLG OP entered into an amendment to its existing unsecured term loan facility (the “Wells Term Loan”) with Wells Fargo Bank, National Association, as agent for itself and other lenders in connection with the Wells Term Loan.  The terms of the amendment conform certain provisions of the Wells Term Loan to those of the Wachovia Term Loan.  The Wells Term Loan is guaranteed by the Company and by certain subsidiaries, including Reckson OP and certain of its subsidiaries.  The guarantee by Reckson OP and certain of its subsidiaries is limited by the provisions thereof to comply with certain covenants in the Indenture.  The foregoing description of the amendment to the Wells Term Loan is qualified in its entirety by reference to the text of the amendment, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

3.  Revolving Credit Facility

On January 24, 2007, SLG OP entered into an amendment to its existing unsecured revolving credit facility (the “Credit Facility”) with Wachovia Bank, as agent for itself and other lenders in connection with the Credit Facility.  Pursuant to the amendment, the amount available under the Credit Facility was increased from $500,000,000 to $800,000,000 and certain provisions of the Credit Facility were conformed to those of the Wachovia Term Loan.  The Credit Facility is guaranteed by the Company and by certain subsidiaries, including Reckson OP and certain of its subsidiaries.  The guarantee by Reckson OP and certain of its subsidiaries is limited by the provisions thereof to comply with certain covenants in the Indenture.  The foregoing description of the amendment to the Credit Facility is qualified in its entirety by reference to the text of the amendment, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

4.  Amendment to Partnership Agreement

On January 25, 2007, SL Green entered into the Seventh Amendment (the “Seventh Amendment”) to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P. (the “Operating Partnership”) to provide for the issuance of 1,200 preferred units of the Operating Partnership.  The foregoing description of the Seventh Amendment is qualified in its entirety by reference to the text of the Seventh Amendment, which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 2.01       Completion of Acquisition or Disposition of Assets.

On January 25, 2007, SL Green completed the acquisition of all of the outstanding shares of common stock of Reckson pursuant to the terms of the Agreement and Plan of Merger, dated as of August 3, 2006, as amended (the “Merger Agreement”), among the Company, Wyoming Acquisition Corp., Wyoming Acquisition GP LLC, Wyoming Acquisition Partnership LP, Reckson and Reckson OP.  Pursuant to the terms of the Merger Agreement, each of the issued and outstanding shares of common stock of Reckson was converted into the right to receive (i) $31.68 in cash, (ii) 0.10387 of a share of the common stock, par value $0.01 per share, of the Company and (iii) a prorated dividend in an amount equal to approximately $0.0977 in cash.  The Company also assumed an aggregate of approximately $238.6 million of Reckson mortgage debt, approximately $287.5 million of Reckson’s convertible debt and approximately $967.8 million of Reckson’s unsecured notes.

On January 25, 2007, SL Green completed the sale (the “Asset Sale”) of certain assets of Reckson to an investment group led by certain of Reckson’s existing executive management (the “Buyer”) for a total consideration of approximately $2.0 billion.  SL Green sold the following assets to the Buyer in the Asset Sale: (1) certain real property assets and/or entities owning such real property assets, in either case, of Reckson and 100% of certain loans secured by real property, all of which are located in Long Island, New York; (2) certain real property assets and/or entities owning such real property assets, in either case, of Reckson located in White Plains and Harrison, New York; (3) all of the real property assets and/or entities owning 100% of the interests in such real property assets, in either case, of Reckson located in New Jersey; (4) the entity owning a 25% interest in Reckson Australia Operating Company LLC, Reckson’s Australian management company (including its Australian licensed responsible entity), and other related entities, and Reckson’s and Reckson’s subsidiaries’ rights to and interests in, all related contracts and assets, including, without limitation, property management and leasing, construction services and asset management contracts and services contracts; (5) the direct or indirect interest of Reckson in Reckson Asset Partners, LLC, an affiliate of Reckson Strategic Venture Partners, LLC (“RSVP”) and all of Reckson’s rights in and to certain loans made by Reckson to Frontline Capital Group, the bankrupt parent of RSVP, and other related entities, which will be purchased by a 50/50 joint venture with an affiliate of SL Green; (6) a 50% participation interest in certain loans made by a subsidiary of Reckson that are secured by four real property assets located in Long Island, New York; and (7) 100% of certain loans secured by real property located in White Plains and New Rochelle, New York.  In addition, an affiliate of SL Green provided financing to Buyer in connection with the purchase of certain of the assets described above.

On January 25, 2007, the Company issued a press release announcing the completion of the merger with Reckson and the Asset Sale.  A copy of this press release is attached as Exhibit 99.1.

Item 2.03                     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

1.  Guarantee of Debentures

The information in section 1 of Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

2.  Term Loans

The information in section 2 of Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

3.  Revolving Credit Facility

The information in section 3 of Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.      Financial Statements and Exhibits.

Set forth below are the financial statements relating to the completed acquisition described above that are required to be filed as part of this Form 8-K:

(a)   Financial Statements of Business Acquired.

The financial statements required by this item will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.

(b)   Pro Forma Financial Information.

The financial information required by this item will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.

(d)   Exhibits.

Exhibit 10.1                                    First Supplemental Indenture, dated as of January 25, 2007, by and among Reckson Operating Partnership, L.P., Reckson Associates Realty Corp., The Bank of New York and SL Green Realty Corp.

Exhibit 10.2                                    Credit Agreement, dated as of January 24, 2007, by and among SL Green Operating Partnership, L.P., SL Green Realty Corp., Wachovia Capital Markets LLC, as sole lead arranger and sole book manager, Wachovia Bank, National Association, as agent, each of KeyBank National Association and Wells Fargo Bank, National Association, as co-syndication agents, each of Eurohypo AG, New York Branch and ING Real Estate Finance (USA) LLC, as co-documentation agents, and each of the lenders party thereto.

Exhibit 10.3                                    First Amendment to Third Amended and Restated Credit Agreement, dated as of January 24, 2007, by and among SL Green Operating Partnership, L.P., SL Green Realty Corp., the lenders party thereto, and Wells Fargo Bank, National Association, as agent.

Exhibit 10.4                                    First Amendment to Credit Agreement, dated as of January 24, 2007, by and among SL Green Operating Partnership, L.P., SL Green Realty Corp., the lenders party thereto, and Wachovia Bank, National Association, as agent.

Exhibit 10.5                                    Seventh Amendment to First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated as of January 25, 2007.

Exhibit 99.1                                    Press release, dated January 25, 2007, announcing the completion of the acquisition of Reckson Associates Realty Corp. and the Asset Sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

	By:	/s/ Gregory F. Hughes
		Name:	Gregory F. Hughes
		Title:	Chief Financial Officer

Date: January 30, 2007